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Exhibit 10(hhh)

AMENDMENT NUMBER ONE
TO THE ALPINE GROUP, INC.
DEFERRED CASH ACCOUNT PLAN

        WHEREAS, The Alpine Group, Inc. (the "Company") maintains The Alpine Group, Inc. Deferred Cash Account Plan (the "Plan");

        WHEREAS, pursuant to Article XII of the Plan, the Company may at any time amend the Plan; and

        WHEREAS, the Company desires to amend the Plan effective as of November 30, 2001.

        NOW, THEREFORE, pursuant to Article XII of the Plan, the Plan is hereby amended, effective as of November 30, 2001, as follows:

        1.    Section 2.11 of the Plan is amended by adding the following language at the end thereof:

  "Notwithstanding the foregoing, effective as of November 1, 2001, the Deferral Period shall mean the period beginning on November 1, 2001 and ending on the earliest of: (i) the date which is ten years from the date of a Participant's Termination of Employment; (ii) the Participant's death; or (iii) the Participant's Disability; provided, however, that such Deferral Period may not be extended in accordance with the provisions of Section 4.1(c) hereof."

        2.    Section 2.30 of the Plan is amended by adding the following language at the end thereof:

  "In the event that an Eligible Employee becomes (or continues as) a director of the Company upon the termination of his employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer a director of the Company."

        3.    Section 4.1(b) is hereby deleted in its entirety.

        4.    Section 6.1 of the Plan is amended by deleting the third and fourth sentences therein and is further amended by adding the following language at the end thereof:

  "In the event that various measuring alternatives are made available and the Participant does not make any selection, the measuring alternative used for the measurement of Earnings on the amounts in a Participant's Deferred Cash Account shall be a money market or similar type of investment vehicle selected by the Committee in its sole discretion (which, in the first instance, will be the UBS/PaineWebber RMA Money Market Portfolio). Notwithstanding anything herein to the contrary, in the event that the Company makes a contribution to a grantor trust under the Plan, then (x) a Participant can direct that such funds be invested in investments in addition to the measuring alternatives offered by the Committee and (y) such amounts shall be invested in a manner determined by the trustee, as directed by the Participant, subject to the trustee's ultimate authority to control the investment of such funds."

        5.    Section 6.2 of the Plan is amended in its entirety to read as follows:

  "The Committee shall credit the Earnings computed under this Article VI to the balance in each Participant's Deferred Cash Account as of the last business day of each calendar quarter, or such other dates as are selected by the Committee, in its sole discretion, at a rate equal to the performance of the measuring alternative selected by the Committee for the calendar quarter (or such other applicable period) or, if the Committee allows each Participant to select from among various measuring alternatives or to select investments beyond the measuring alternatives, at a rate equal to the performance of the measuring alternative or such other investment selected by the Participant for the calendar quarter (or such other applicable period) to which such selection relates. Notwithstanding the foregoing, the Committee may, in its sole discretion, pay to a Participant, as soon as practicable following the last business day of each calendar quarter, the

  Earnings credited to a Participant's Deferred Cash Account during such calendar quarter pursuant to this Section 6.2. In the event that the Participant directs the investment of the Deferred Cash Account among the measuring alternatives offered by the Committee or selects investments beyond the measuring alternatives offered by the Committee, the Committee or the Company shall not be responsible for losses resulting from such investments."

        6.    The first sentence of Section 7.1 of the Plan is amended in its entirety to read as follows:

  "Except as otherwise provided in this Article VII and Article XI, a Participant's Deferred Cash Account shall be paid to the Participant (or in the case of the Participant's death, his or her Beneficiary) in a lump sum cash payment as soon as administratively practicable following the end of the Deferral Period."

        7.    Section 7.3 of the Plan is amended by adding the following language at the end thereof:

  "Alternatively, a Participant may irrevocably elect in writing at any time (on a form provided by the Committee for such purpose) to withdraw all or a portion of his Deferred Cash Account for any reason or no reason (without regard to the ten percent (10%) forfeiture provision in the preceding sentence); provided, however, that such election will not be effective until a date that is six months after the date on which a Participant makes such election; provided, further that in the event that a Participant who has made such election dies or incurs a Disability while employed by the Employer and such death or Disability occurs during the one-year period immediately following the date on which the election was made, the one-year period requirement shall be deemed satisfied with respect to such Participant."

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  Exhibit 10(hhh)
AMENDMENT NUMBER ONE TO THE ALPINE GROUP, INC. DEFERRED CASH ACCOUNT PLAN